Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 0-19447) of National Beverage Corp. of our report dated July 16, 2009 related to our audit of the consolidated financial statements and internal control over financial reporting which appears in this Annual Report on Form 10-K of National Beverage Corp. for the year ended May 2, 2009.
/s/ McGladrey & Pullen, LLP
Fort Lauderdale, Florida
July 16, 2009